Exhibit 5


             [Letterhead of Arent Fox Kintner Plotkin & Kahn, PLLC]



                                  June 30, 1999



Washington Real Estate Investment Trust
6110 Executive Boulevard
Suite 800
Rockville, MD  20852

Gentlemen:

         We have acted as counsel to Washington Real Estate Investment Trust, a real estate investment trust organized under the laws of Maryland (the "Trust"), in connection with the Form S-3 registration statement (the "Registration Statement") being filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering from time to time, as set forth in the prospectus contained in such Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of up to $300,000,000 aggregate offering price of (i) the Trust's common shares of beneficial interest ("Common Shares"), (ii) one or more series of the Trust's preferred shares of beneficial interest ("Preferred Shares"), (iii) warrants to purchase Common Shares ("Warrants") and/or (iv) one or more series of the Trust's debt securities ("Debt Securities").

         The senior Debt Securities ("Senior Debt Securities") will be issued pursuant to an Indenture dated August 1, 1996 (the "Senior Indenture") between the Trust and The First National Bank of Chicago (the "Senior Trustee"), and the subordinated Debt Securities ("Subordinated Debt Securities") will be issued pursuant to a form of Indenture (the "Subordinated Indenture") between the Trust and a commercial bank to be identified (the "Subordinated Trustee"). The Preferred Shares will be issued pursuant to an amendment to the Trust's Declaration of Trust (the "Declaration of Trust") and one or more certificates of designation filed pursuant to the Declaration of Trust. The Warrants will be issued pursuant to one or more forms of Warrant Agreement (the "Warrant Agreement") between the Trust and a commercial bank to be identified (the "Warrant Agent").

         We have examined and relied upon the originals or copies of such records, agreements, documents and other instruments and have made such inquiries of such officers and representatives of the Trust as we have deemed relevant and necessary as the basis for the

Washington Real Estate Investment Trust
June 30, 1999
Page 2

opinions set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

         The opinions expressed in this letter concern only the effect of the laws of the State of New York, the State of Maryland and federal law as currently in effect, and we express no opinion on the law of any other jurisdiction. We assume no obligation to supplement this letter if any of the applicable laws change in any manner.

         Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

         1. The Senior Indenture and the Subordinated Indenture have been duly authorized by the Trust. The Senior Indenture is, and the Subordinated Indenture when duly executed and delivered by the Trust will be, the legally valid and binding agreement of the Trust.

         2. When the Senior Debt Securities have been duly established pursuant to the Senior Indenture, duly authenticated by the Senior Trustee and duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms and provisions of the Senior Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Senior Debt Securities will be validly issued and constitute binding obligations of the Trust.

         3. When the Subordinated Debt Securities have been duly established pursuant to the Subordinated Indenture, duly authenticated by the Subordinated Trustee and duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms and provisions of the Subordinated Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Subordinated Debt Securities will be validly issued and constitute binding obligations of the Trust.

         4. When the Trust's shareholders have duly approved the proposed amendment to the Declaration of Trust authorizing the issuance of Preferred Shares (the "Preferred Share Amendment"), the Preferred Shares have been duly established pursuant to the Declaration of Trust and the applicable certificate of designation and the Preferred Shares have been issued and delivered on behalf of the Trust against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Shares will be validly issued, fully paid and nonassessable.

Washington Real Estate Investment Trust
June 30, 1999
Page 3

         5. The Common Shares to be sold by the Trust, when issued and delivered on behalf of the Trust against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

         6. When the Trust's Board of Trustees has approved the Warrant Agreement, the Warrants have been duly established pursuant to the Warrant Agreement and the Warrants have been issued and delivered on behalf of the Trust against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will be validly issued and constitute binding obligations of the Trust.

         7. Based upon our review of the Declaration of Trust, the actual operations of the Trust to date and the proposed continuing method of operation of the Trust, as set forth, or incorporated by reference, in the Prospectus and assuming that the Trust will continue to operate in the manner in which it has to date, according to the policies and in the manner stated in the Declaration of Trust and as set forth, or incorporated by reference, in the Prospectus, the Trust will continue to qualify as a Real Estate Investment Trust pursuant to the Internal Revenue Code of 1986, and under present law the federal income tax treatment of the Trust will be as set forth in the Prospectus under the heading "Description of Shares -- Taxation."

         To the extent that the obligations of the Trust under the Senior Indenture or Subordinated Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Senior Trustee or the Subordinated Trustee, as appropriate, will be duly organized, validly existing and in good standing under the laws of the jurisdiction of organization of such Trustee; that such Trustee will be in compliance generally with respect to acting as a trustee under the applicable Indenture and with all applicable laws and regulations; and that such Trustee will have the requisite organizational and legal power and authority to perform its respective obligations under such applicable Indenture.

         To the extent that the obligations of the Trust under the Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of the jurisdiction of organization of such Agent; that such Agent will be in compliance generally with respect to acting as an agent under the Warrant Agreement and with all applicable laws and regulations; and that such Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Description of Shares -- Taxation" and "Legal Opinions" in the Prospectus. In giving this consent, we do not hereby admit that we come within

Washington Real Estate Investment Trust
June 30, 1999
Page 4

the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations thereunder.

                                         Very truly yours,

                                         ARENT FOX KINTNER PLOTKIN & KAHN, PLLC